EXHIBIT 11

RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                            NINE MONTHS ENDED
                                         _____________________
                                          June 29,    June 30,
                                            1997        1996
                                        __________   ________

NET INCOME PER SHARE COMPUTED AS
FOLLOWS:

PRIMARY:
  1. Net Income                       $ 35,836,000    $31,233,000
                                       ===========    ===========
  2. Weighted Average Common Shares
     Outstanding                        46,535,789     46,409,279
  3. Incremental Shares Under Stock
     Options Computed Under
     the Treasury Stock Method Using
     the Average Market Price of Issuer's
     Stock During the Periods              286,439        199,720
                                       ____________    ___________
  4. Weighted Average Common Shares
     and Common Equivalent Shares
     Outstanding                        46,822,228     46,608,999
                                       ============    ===========
  5. Net Income Per Share (Item 1
     divided by Item 4)              $        .77   $        .67
                                       ============    ===========
FULLY DILUTED:
  1. Net Income                      $   35,836,000  $  31,233,000
                                       ============    ===========
  2. Weighted Average Common
     Shares Outstanding                 46,535,789     46,409,279

  3. Incremental Shares Under Stock
     Options Computed Under the
     Treasury Stock Method Using
     the Higher of the Average or
     Ending Market Price of Issuer's
     Stock at the End of the Periods     296,519          227,236
                                       _____________    __________
  4. Weighted Average Common Shares
     and Common Equivalent Shares
     Outstanding                       46,832,308       46,636,515
                                       =============    ===========
 5.  Net Income Per Share (Item 1
     divided by Item 4)                $       .77      $       .67
                                       =============    ===========